Exhibit 99.1

Calavo Growers, Inc. Names Helen Kurtz to Lead Prepared Segment

SANTA PAULA, Calif., August 09, 2022—Calavo Growers, Inc. (Nasdaq-GS: CVGW), a global avocado-industry leader and provider of value-added fresh food, today announced that Helen Kurtz has been named Senior Vice President & General Manager of Calavo Prepared, the company’s prepared foods segment.

Ms. Kurtz is a veteran of the food industry with more than 25 years of experience, primarily with General Mills Inc. and, most recently, serving as SVP, Chief Marketing Officer of Foster Farms. There, she led the poultry business and orchestrated its sale to private equity. At General Mills, Ms. Kurtz led a number of brands, including Betty Crocker, Chex Mix and Fruit Snacks and served as Vice President of Yoplait.

In April, Calavo announced it would reorganize its business into two segments, Grown and Prepared, with a senior vice president and general manager responsible for each. The dual segment structure aligns product fulfillment responsibilities with P&L management. Starting August 17th, Ms. Kurtz will lead Calavo’s Prepared segment, which consists of fresh cut fruits and vegetables, ready-to-eat sandwiches, wraps, salads and snacks, guacamole and salsa sold at retail and food service in addition to avocado pulp sold to food service. Ron Araiza, who is retiring from a long career in the produce industry in October, will assist in onboarding and transitioning.

“Helen is a results-driven leader with a wealth of experience in the packaged foods industry, and we are excited for her to lead and grow our Prepared segment.,” said Brian W. Kocher, President and Chief Executive Officer of Calavo Growers, Inc. “Her operational and marketing expertise will help drive Calavo forward under our new segment structure.”

“I’m excited to join the Calavo team at this stage of the company’s transformation, and I look forward to working with our team and customers to drive long-term growth in the Prepared segment.” Ms. Kurtz said.

Calavo Growers, Inc.

About Calavo Growers, Inc.

Calavo Growers, Inc. (Nasdaq: CVGW) is a global leader in quality produce, including avocados, tomatoes and papayas, and a pioneer of healthy fresh-cut fruit, vegetables and prepared foods. Calavo products are sold under the trusted Calavo brand name, proprietary sub-brands, private label and store brands.

Founded in 1924, Calavo has a rich culture of constant innovation, sustainable practices and market growth. The company serves retail grocery, foodservice, club stores, mass merchandisers, food distributors and wholesalers worldwide. Calavo is headquartered in Santa Paula, California, with processing plants and packing facilities throughout the U.S. and Mexico. Learn more about The Family of Fresh™ at calavo.com.

Safe Harbor Statement

This press release contains statements relating to future events and results of Calavo that are "forward-looking statements," as defined in the Private Securities Litigation Reform Act of 1995, that involve risks, uncertainties and assumptions. These statements are based on our current expectations and are not promises or guarantees. If any of the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Calavo may differ materially from those expressed or implied by such forward-looking statements and assumptions. The use of words such as "anticipates," "estimates," "expects," "projects," "intends," "plans" and "believes," among others, generally identify forward-looking statements.

For a discussion of the risks and uncertainties that we face, please see the risk factors described in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequent updates that may be contained in our Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Forward-looking statements contained in this press release are made only as of the date of this press release, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact	Media Contact
Julie Kegley, Senior Vice President	Thomas Federl, VP Communications, Marketing & ESG
Financial Profiles, Inc.	Calavo Growers, Inc.
calavo@finprofiles.com	Thomas.Federl@calavo.com
310-622-8246	843-801-4174